Exhibit 99.1

For immediate release:	Media Contact:
February 5, 2015	Joan Campion
(212) 733-2798

Investor Contact:
Ryan Crowe
(212) 733-8160

Pfizer To Acquire Hospira

•                  Transaction will significantly enhance Pfizer’s Global Established Pharmaceutical (GEP) Business

•                  Transaction valued at $90 per Hospira share, for a total enterprise value of approximately $17 billion

•                  Expected to be immediately accretive upon closing; $0.10-$0.12 accretion expected in first full year after close with additional accretion anticipated thereafter

NEW YORK, New York, and LAKE FOREST, Illinois — Pfizer Inc. (NYSE: PFE) and Hospira, Inc. (NYSE: HSP) today announced that they have entered into a definitive merger agreement under which Pfizer will acquire Hospira, the world’s leading provider of injectable drugs and infusion technologies and a global leader in biosimilars, for $90 a share in cash for a total enterprise value of approximately $17 billion.  The Boards of Directors of both companies have unanimously approved the merger, which is expected to be immediately accretive upon closing, accretive by $0.10 - $0.12 per share for the first full year following the close of the transaction with additional accretion anticipated thereafter.

“The proposed acquisition of Hospira demonstrates our commitment to prudently deploy capital to create shareholder value and deliver incremental revenue and EPS growth in the near-term,” said Ian Read, Chairman and Chief Executive Officer, Pfizer.  “In addition, Hospira’s business aligns well with our new commercial

-more-

structure and is an excellent strategic fit for our Global Established Pharmaceutical business, which will benefit from a significantly enhanced product portfolio in growing markets.  Coupled with Pfizer’s global reach, Hospira is expected to drive greater sustainability for our Global Established Pharmaceutical business over the long term.”

This strategically complementary combination will add a growing revenue stream and a platform for growth for Pfizer’s GEP business.  The expanded portfolio of sterile injectable pharmaceuticals, composed of Hospira’s broad generic sterile injectables product line, including acute care and oncology injectables, with a number of differentiated presentations, as well as its biosimilars portfolio, combined with GEP’s branded sterile injectables, including anti-infectives, anti-inflammatories and cytotoxics, will create a leading global sterile injectables business.  The combination also reinforces GEP’s growth strategy to build a broad portfolio of biosimilars in Pfizer’s therapeutic areas of strength through the addition of Hospira’s portfolio that includes several marketed biosimilars.  Pfizer will also use its existing commercial capabilities, global scale, scientific expertise and world class development capabilities to significantly expand the reach of Hospira’s products, which are currently distributed primarily in the United States, to Europe and key emerging markets, where GEP has a significant presence.

“The addition of Hospira has the potential to fundamentally improve the growth trajectory of the Global Established Pharmaceutical business, vault it into a leadership position in the large and growing off-patent sterile injectables marketplace by combining the specialized talent and capabilities of both companies, including enhanced manufacturing, and advance its goal to be among the world’s most preeminent biosimilars providers,” said John Young, group president, Pfizer Global Established

Pharmaceutical business.  “We’re excited to combine Hospira’s expertise and key talent with that of Pfizer to create a leading global business that will deliver an even broader portfolio of important and life-saving sterile injectable medicines to patients around the world.”

“The Pfizer-Hospira combination is an excellent strategic fit, presenting a unique opportunity to leverage the complementary strengths of our robust portfolios and rich pipelines,” said F. Michael Ball, Chief Executive Officer, Hospira.  “I want to recognize and thank our 19,000 employees around the world for their tireless efforts to deliver more affordable healthcare solutions, increase patient access to high-quality care and drive sustained growth for our shareholders.”

Both sterile injectables and biosimilars are large and growing categories.  The global marketplace value for generic sterile injectables is estimated to be $70 billion in 2020. The global marketplace for biosimilars is estimated to be approximately $20 billion in 2020.

Pfizer expects to finance the transaction through a combination of existing cash and new debt, with approximately two-thirds of the value financed from cash and one-third from debt. In addition, Pfizer anticipates the transaction to deliver $800 million in annual cost savings by 2018.

The transaction is subject to customary closing conditions, including regulatory approvals in several jurisdictions and approval of Hospira’s shareholders, and is expected to close in the second half of 2015.

Pfizer’s financial advisors for the transaction were Guggenheim Securities, J.P. Morgan and Lazard, with Ropes & Gray LLP acting as its legal advisor and Clifford Chance LLP advising on international regulatory matters.  Morgan Stanley served as Hospira’s financial advisor, while Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates served as its legal advisor.

About Pfizer:

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives.  We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products.  Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products.  Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time.  Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world.  For more than 150 years, Pfizer has worked to make a difference for all who rely on us.  To learn more, please visit us at www.pfizer.com.

About Hospira:

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs.  The company is headquartered in Lake Forest, Ill.  Learn more at www.Hospira.com.

DISCLOSURE NOTICE:  The information contained in this release is as of February 5, 2015.  Neither Pfizer nor Hospira assumes any obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information related to Pfizer, Hospira and the acquisition of Hospira by Pfizer that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Forward-looking statements in this release include, among other things, those about the potential benefits of the proposed acquisition, anticipated synergies, accretion and growth, the combined company’s plans and prospects, the financial condition, results of operations and business of Pfizer, Hospira and the combined company, anticipated industry growth rates and the anticipated timing of closing of the acquisition.  Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Hospira shareholder approvals and the possibility that the acquisition does not close, including in circumstances in which Hospira would be obligated to pay Pfizer a termination fee or other expenses; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange or interest rates; changes in tax laws, regulations, rates and policies; the uncertainties inherent in research and development; and competitive developments.

A further description of risks and uncertainties relating to Pfizer can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information That May Affect Future Results”, as well as in its subsequent reports on Form 10-Q and Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.Pfizer.com.  A further description of risks and uncertainties relating to Hospira can be found in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, as well as in its subsequent reports on Form 10-Q and Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.Hospira.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Hospira will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, HOSPIRA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Hospira files with the SEC (when available) from the SEC’s website at www.sec.gov and Hospira’s website at www.Hospira.com.

Hospira and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Hospira’s stockholders with respect to the proposed acquisition.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its definitive proxy statement for the 2014 annual meeting of shareholders.  Additional information regarding the interests of such individuals in the proposed acquisition of Hospira by Pfizer will be included in the proxy statement relating to such acquisition when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Hospira’s website at www.Hospira.com

# # # # #